Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

May 22, 2026

Board of Directors

Citius Pharmaceuticals, Inc.

11 Commerce Drive,

First Floor

Cranford, New Jersey 07016

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) filed on even date herewith with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to (i) 5,076,143 shares of Common Stock underlying warrants to purchase common stock held by the Selling Stockholders (the “Common Warrant Shares”); and (ii) 355,330 shares of common stock underlying warrants held by the Company’s placement agent (the “Placement Agent”) named in the Registration Statement (the “Placement Agent Warrant Shares” and, together with the Common Warrant Shares, the “Warrant Shares”). The Warrant Shares may be resold as set forth in the Registration Statement, any amendments thereto, together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related prospectus which forms a part of and is included in the Registration Statement and any related prospectus supplement in the form filed with the Commission pursuant to the rules and regulations promulgated under the Act (together, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original of all documents submitted to us as copies thereof.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any Warrant Shares, the Registration Statement will have been declared effective under the Securities Act, and the Warrant Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Warrant Shares.

Based upon the foregoing, we are of the opinion that the Warrant Shares have been duly authorized and, when issued, paid for and delivered as described in the Registration Statement and in accordance with the terms of the warrants held by the Selling Stockholders or by the Placement Agent, as applicable, will be validly issued, fully paid and non-assessable.

This opinion is limited to current federal laws of the United States and the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporation Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Sincerely,

/s/ Wyrick Robbins Yates & Ponton LLP